Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER RESULTS FOR 2012

North Andover, MA….October 30, 2012.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the third quarter ended September 30, 2012.  Net income per diluted share (EPS) for the third quarter of 2012 was $0.53.  Adjusting for special items, third quarter 2012 adjusted EPS was $0.63, compared to third quarter 2011 adjusted EPS of $0.69.  A summary of third quarter financial results is as follows:

	Third Quarter and Year-to-Date Earnings Summary
	Third quarter ended			Nine months ended
	September 30,	October 2,		September 30,	October 2,
(In millions, except per share information)	2012	2011	% Change	2012	2011	% Change

Sales	$361.2	$370.8	(3%)	$1,096.5	$1,076.4	2%

Net income from continuing operations	18.7	23.6	(21%)	52.9	47.6	11%

Income from discontinued operations	—	0.1	(100%)	—	1.8	(100%)

Net income	$18.7	$23.7	(21%)	$52.9	$49.4	7%

Diluted earnings per share from continuing operations	$0.53	0.63	(16%)	$1.46	1.26	16%

Special items	0.10	0.06		0.13	0.36

Adjusted earnings per share	$0.63	0.69	(9%)	$1.59	1.62	(2%)

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

Third Quarter Highlights:

•                  Third quarter 2012 sales were down 3% from the third quarter of 2011, driven largely by a negative foreign exchange effect of 5%.

•                  Organic sales growth in the third quarter of 2012 was approximately 2% over the third quarter of 2011, with increases of 3% in Europe, Middle East and Africa (EMEA) and 22% in Asia; North America was essentially flat quarter to quarter.

•                  Adjusted 2012 third quarter EPS of $0.63 was 19% above adjusted EPS for the second quarter of 2012 and 9% below adjusted EPS for the third quarter of 2011.  The third quarter of 2011 was the strongest EPS quarter in Company history. The tekmar acquisition contributed $0.01 of earnings in the third quarter of 2012.

•                  The impact on third quarter 2012 EPS from the share repurchase program was offset by weaker foreign exchange when compared to the third quarter of 2011.

•                  Adjusted operating margins decreased by 1.7 percentage points to 10.4% for the third quarter of 2012 as compared to the third quarter of 2011.

•                  Adjusted operating margins increased by 1.0 percentage point as compared to the second quarter of 2012, and by 2.5 percentage points as compared to the first quarter of 2012.

•                  Free cash flow increased by 38% to $56.0 million for the nine months ended September 30, 2012 as compared to the same period in 2011.  Through September 30, 2012, the 2012 cash conversion rate of free cash flow to net income is approximately 106%.

North America sales increased $1.8 million, or 1%, to $207.4 million in the third quarter of 2012, compared to $205.6 million for the third quarter of 2011.  This increase was primarily due to acquired sales of $2.6 million, or 1.3%, with essentially flat organic sales, offset partially by unfavorable foreign exchange movements.  The unfavorable foreign exchange was associated with the weakening of the Canadian dollar against the U.S. dollar.  Organic sales into the North American DIY home improvement market increased 4.2% for the third quarter of 2012 as compared to the third quarter of 2011 primarily from increased sales of residential and commercial flow control products and water quality products.  Organic sales into the North American wholesale market decreased by 1.3% during the third quarter as compared to the same period in 2011, primarily due to decreased sales of our residential and commercial flow control products.

EMEA sales decreased $12.8 million, or 8%, to $146.5 million for the third quarter of 2012, compared to $159.3 million for the third quarter of 2011.  This decrease was primarily due to unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $17.8 million, or 11%, partially offset by an organic sales increase of $5.0 million, or 3%.  Organic sales in the EMEA wholesale market and OEM market each increased approximately 4% in the quarter compared to the third quarter of 2011.  EMEA segment sales represented approximately 41% and 43% of total Company sales in the third quarters of 2012 and 2011, respectively.

Asia sales increased $1.4 million, or 24%, to $7.3 million for the third quarter of 2012, compared to $5.9 million for the third quarter of 2011.  This increase was primarily due to an organic sales increase in our HVAC and gas product line.

Operating income for the third quarter of 2012 was $33.1 million, which yielded an operating margin of 9.2%, compared to operating income in the third quarter of 2011 of $41.2 million, which yielded an operating margin of 11.1%.  Compared to the second quarter of 2012, operating margins increased by 0.1 percentage point from 9.1%.  On an adjusted basis, operating income in the third quarter of 2012 was $37.5 million compared to $44.9 million in the third quarter of 2011, a 16% decrease.  On an adjusted basis, operating margins decreased 1.7 percentage points to 10.4% in the third quarter of 2012, compared to 12.1% on an adjusted basis for the third quarter of 2011.  Compared to the second quarter of 2012, adjusted operating margins increased by 1.0 percentage point from 9.4%.

Consolidated sales for the first nine months of 2012 were $1,096.5 million, an increase of $20.1 million, or 2%, compared to the first nine months of 2011, primarily from acquired growth being partially offset by unfavorable foreign exchange.  Organic sales were up approximately 1%, with year-to-date growth in North America and Asia being partially offset by a reduction in EMEA.

David J. Coghlan, Chief Executive Officer, commented, “We were pleased with our improved sequential performance in the third quarter. As we had communicated earlier this year, we anticipated that our adjusted operating margin would trend up as we moved through 2012.  Our third quarter adjusted operating margins of 10.4% was 1.0 percentage point greater than our second quarter and 2.5 percentage points greater than our first quarter.  We attribute this trend to the sequential reduction in costs incurred related to the lead free production transition and, in general, to efforts to reduce costs in other areas.  We were also pleased with the efforts of our team in EMEA to grow sales organically during the quarter in a very difficult macroeconomic environment.  We continue to be encouraged by our growth initiatives in Asia.  We knew comparisons to the third quarter of 2011 would be difficult given the strong sales, favorable product mix and positive factory absorption we experienced last year. However, our overall third quarter 2012 results exceeded our expectations given the current market environment.”

Mr. Coghlan concluded, “We generated free cash flow of $56.0 million through the first nine months of 2012, an increase of approximately 38% as compared to free cash flow of $40.7 million for the same period in 2011.  The increase is primarily due to incremental cash provided by operations.  At September 30, 2012, our net debt to capitalization ratio was 16.1%, as compared to 13.9% at December 31, 2011, with the increase driven primarily by cash used to fund both the completed share repurchase program and the tekmar acquisition.  As of quarter end, we had approximately $210 million of cash on hand and approximately $265 million in available credit under our credit agreement.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, asset impairment charges, CEO separation costs, CFO retention costs, significant legal and customs settlements, due diligence costs, acquisition accounting costs, tax adjustments, and other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which is adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2012 on Wednesday, October 31, 2012, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until October 31, 2013.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts expertise in a wide variety of water technologies enables Watts to be a comprehensive supplier to the water industry.

This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions, the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability costs; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011
STATEMENTS OF INCOME

Net sales	$361.2	$370.8	$1,096.5	$1,076.4

Net income from continuing operations	$18.7	$23.6	$52.9	$47.6
Income from discontinued operations	—	0.1	—	1.8
Net income	$18.7	$23.7	$52.9	$49.4

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.2	37.5	36.3	37.7

Net income per share
Continuing operations	$0.53	$0.63	$1.46	$1.26
Discontinued operations	—	—	—	0.05
Net income	$0.53	$0.63	$1.46	$1.31

Cash dividends per share	$0.11	$0.11	$0.33	$0.33

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$209.5	$250.6
Short-term investment securities	2.1	4.1
Trade accounts receivable, less allowance for doubtful accounts of $10.5 million at September 30, 2012 and $9.1 million at December 31, 2011	219.4	207.1
Inventories, net:
Raw materials	109.0	107.7
Work in process	23.9	28.7
Finished goods	166.0	147.8
Total Inventories	298.9	284.2
Prepaid expenses and other assets	34.3	26.6
Deferred income taxes	28.1	28.3
Assets held for sale	13.1	4.6
Total Current Assets	805.4	805.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	503.2	494.8
Accumulated depreciation	(285.1)	(268.1)
Property, plant and equipment, net	218.1	226.7
OTHER ASSETS:
Goodwill	501.0	490.4
Intangible assets, net	149.1	154.6
Deferred income taxes	7.7	10.2
Other, net	9.7	10.1
TOTAL ASSETS	$1,691.0	$1,697.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$128.5	$126.5
Accrued expenses and other liabilities	129.6	109.2
Accrued compensation and benefits	41.8	45.9
Current portion of long-term debt	77.0	2.0
Total Current Liabilities	376.9	283.6
LONG-TERM DEBT, NET OF CURRENT PORTION	307.8	397.4
DEFERRED INCOME TAXES	55.4	58.2
OTHER NONCURRENT LIABILITIES	38.5	38.5

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,221,643 shares at September 30, 2012 and 29,471,414 shares at December 31, 2011	2.8	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,753,680 shares at September 30, 2012 and 6,953,680 at December 31, 2011	0.7	0.7
Additional paid-in capital	438.7	420.1
Retained earnings	486.8	515.1
Accumulated other comprehensive loss	(16.6)	(19.0)
Total Stockholders’ Equity	912.4	919.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,691.0	$1,697.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011
Net sales	$361.2	$370.8	$1,096.5	$1,076.4
Cost of goods sold	231.0	235.1	704.9	689.4
GROSS PROFIT	130.2	135.7	391.6	387.0
Selling, general and administrative expenses	93.5	92.6	291.4	287.8
Restructuring and other charges (credits), net	1.2	1.9	3.5	8.2
Goodwill and other long-lived asset impairment charges	2.4	—	3.0	0.3

OPERATING INCOME	33.1	41.2	93.7	90.7
Other (income) expense:
Interest income	(0.1)	(0.2)	(0.5)	(0.7)
Interest expense	6.1	6.5	18.4	19.1
Other, net	(0.6)	(0.3)	(1.5)	0.4
Total other expense	5.4	6.0	16.4	18.8

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	27.7	35.2	77.3	71.9
Provision for income taxes	9.0	11.6	24.4	24.3

NET INCOME FROM CONTINUING OPERATIONS	18.7	23.6	52.9	47.6
Income from discontinued operations, net of taxes	—	0.1	—	1.8

NET INCOME	$18.7	$23.7	$52.9	$49.4

BASIC EPS
Net income per share:
Continuing operations	$0.53	$0.63	$1.46	$1.27
Discontinued operations	—	—	—	0.05
NET INCOME	$0.53	$0.63	$1.46	$1.32
Weighted average number of shares	35.1	37.4	36.1	37.5

DILUTED EPS
Net income per share:
Continuing operations	$0.53	$0.63	$1.46	$1.26
Discontinued operations	—	—	—	0.05
NET INCOME	$0.53	$0.63	$1.46	$1.31
Weighted average number of shares	35.2	37.5	36.3	37.7

Dividends per share	$0.11	$0.11	$0.33	$0.33

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 30,	October 2,
	2012	2011
OPERATING ACTIVITIES
Net income	$52.9	$49.4
Income from discontinued operations	—	1.8
Net income from continuing operations	52.9	47.6
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	25.0	24.6
Amortization of intangibles	12.1	13.5
Stock-based compensation	4.2	7.0
Deferred income tax benefit	(1.1)	(2.4)
Loss on disposal and impairment of property, plant and equipment and other	3.5	0.1
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(12.4)	(13.5)
Inventories	(16.7)	(16.8)
Prepaid expenses and other assets	(8.6)	(2.2)
Accounts payable, accrued expenses and other liabilities	14.8	(1.4)
Net cash provided by continuing operations	73.7	56.5

INVESTING ACTIVITIES
Additions to property, plant and equipment	(18.8)	(16.4)
Proceeds from the sale of property, plant and equipment	1.1	0.6
Investments in securities	(2.1)	(4.1)
Proceeds from sale of securities	4.1	4.1
Purchase of intangible assets and other	—	(0.3)
Business acquisitions, net of cash acquired	(17.5)	(162.9)
Net cash used in investing activities	(33.2)	(179.0)

FINANCING ACTIVITIES
Proceeds from long-term debt	9.2	184.0
Payments of long-term debt	(23.4)	(116.0)
Payments of capital leases and other	(2.1)	(1.9)
Proceeds from share transactions under employee stock plans	9.4	3.4
Tax benefit of stock awards exercised	1.6	0.5
Dividends	(12.1)	(12.3)
Payments to repurchase common stock	(65.8)	(27.2)
Net cash provided by (used in) financing activities	(83.2)	30.5
Effect of exchange rate changes on cash and cash equivalents	1.6	8.9
Net cash provided by operating activities of discontinued operations	—	0.2
DECREASE IN CASH AND CASH EQUIVALENTS	(41.1)	(82.9)
Cash and cash equivalents at beginning of year	250.6	329.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$209.5	$246.3

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011

North America	$207.4	$205.6	$639.2	$619.7
EMEA	146.5	159.3	438.5	441.1
Asia	7.3	5.9	18.8	15.6
Total	$361.2	$370.8	$1,096.5	$1,076.4

Operating Income (Loss)

	Third Quarter Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011

North America	$25.9	$31.4	$72.8	$84.4
EMEA	15.1	14.6	39.9	31.2
Asia	0.8	1.0	4.3	2.7
Corporate	(8.7)	(5.8)	(23.3)	(27.6)
Total	$33.1	$41.2	$93.7	$90.7

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011

North America	$1.3	$0.9	$3.9	$2.6
EMEA	3.3	2.2	7.9	6.4
Asia	35.9	29.1	102.3	97.0
Total	$40.5	$32.2	$114.1	$106.0

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011

Net sales	$361.2	$370.8	$1,096.5	$1,076.4

Operating income - as reported	$33.1	$41.2	$93.7	$90.7
Operating margin %	9.2%	11.1%	8.5%	8.4%

Adjustments for special items:
Restructuring and other charges (credits), net	1.2	1.9	3.5	8.2
Goodwill and other long-lived asset impairment charges	2.4	—	3.0	0.3
Acquisition accounting in cost of sales	—	1.8	0.4	5.4
Due diligence costs and other	—	—	—	1.1
CEO separation costs	—	—	—	6.3
Legal and customs settlements	—	—	(0.3)	(1.1)
CFO retention costs	0.8	—	0.8	—
	4.4	3.7	7.4	20.2

Operating income - as adjusted	$37.5	$44.9	$101.1	$110.9
Adjusted operating margin %	10.4%	12.1%	9.2%	10.3%

Net income from continuing operations - as reported	$18.7	$23.6	$52.9	$47.6

Adjustments for special items - tax affected:
Restructuring and other charges (credits), net	1.0	1.2	2.6	5.4
Goodwill and other long-lived asset impairment charges	1.9	—	2.2	0.2
Acquisition accounting	—	1.2	0.3	3.6
Due diligence costs	—	—	—	1.1
CEO separation costs	—	—	—	3.9
Legal and customs settlements	—	—	(0.9)	(0.7)
CFO retention costs	0.5	—	0.5	—
	3.4	2.4	4.7	13.5

Net income from continuing operations - as adjusted	$22.1	$26.0	$57.6	$61.1

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.53	$0.63	$1.46	$1.26
Adjustments for special items	0.10	0.06	0.13	0.36
Diluted earnings per share - as adjusted	$0.63	$0.69	$1.59	$1.62

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 30,	October 2,
	2012	2011

Net cash provided by operations - as reported	$73.7	$56.5
Less: additions to property, plant, and equipment	(18.8)	(16.4)
Plus: proceeds from the sale of property, plant, and equipment	1.1	0.6
Free cash flow	$56.0	$40.7

Net income from continuing operations - as reported	$52.9	$47.6

Cash conversion rate of free cash outflow to net income	105.9%	85.5%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 30,	December 31,
	2012	2011

Current portion of long-term debt	$77.0	$2.0
Plus: Long-term debt, net of current portion	307.8	397.4
Less: Cash and cash equivalents	(209.5)	(250.6)
Net debt	$175.3	$148.8

Net debt	$175.3	$148.8
Plus: Total stockholders’ equity	912.4	919.8
Capitalization	$1,087.7	$1,068.6

Net debt to capitalization ratio	16.1%	13.9%